UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 N. Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 459-1831

(Former name or former address, if changed since last report.):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	COCP	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2020, the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) of Cocrystal Pharma, Inc. (the “Company”) was held. At the 2020 Annual Meeting, the Company’s stockholders voted on (i) the election of five members of the Company’s Board of Directors for a one-year term expiring at the next annual meeting of stockholders (Proposal 1), and (ii) ratification of the appointment of Weinberg & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2), as described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2020.

Set forth below are the voting results on each matter submitted to the stockholders at the 2020 Annual Meeting.

Proposal 1. The Company’s stockholders voted to elect the following five individuals as directors to hold office until the next annual meeting of stockholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Gary Wilcox	14,611,420	11,316,974	15,214,675
Dr. Phillip Frost	14,557,109	11,371,285	15,214,675
Mr. Roger Kornberg	14,571,489	11,356,905	15,214,675
Mr. Steven Rubin	11,456,705	14,471,689	15,214,675
Dr. Anthony Japour	25,812,820	115,574	15,214,675

All five nominees were elected as directors.

Proposal 2. The Company’s stockholders voted to ratify the appointment of Weinberg & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Votes For	Votes Against	Abstentions
37,659,301	1,163,991	2,319,777

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cocrystal Pharma, Inc.

Date: June 15, 2020	By:	/s/ James Martin
	Name:	James Martin
	Title:	Chief Financial Officer